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                                                                  EXHIBIT 99.10
                                                                  -------------


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our report on the financial statements of SAFECO Separate Account C, dated January 31, 2001, and our report on the consolidated financial statements of SAFECO Life Insurance Company and subsidiaries, dated February 9, 2001 in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-41622) and related Prospectus of SAFECO Separate Account C.

                                                          /s/ Ernst & Young LLP




Seattle, Washington
April 25, 2001